EXHIBIT 10.4

PURCHASE AGREEMENT

        AGREEMENT dated below between Legend Securities, Inc (“Legend” or “The Company”) and International Monetary Corp. (“IMC” or “Purchaser”) and/or its assignees (“Purchaser”), regarding the sale and purchase of 166,150,000 shares of the Legend in consideration for $75,000.

        WHEREAS The Company wishes to sell and Purchaser wishes to purchase 166,150,000 shares of the Common Stock of Legend, on the terms and conditions set forth below;

        NOW, THEREFORE, for good and valuable consideration and in consideration of the mutual covenants set forth herein, it is agreed as follows;

EXCHANGE OF STOCK

On the signing of this Agreement, the Company will convey and transfer 166,150,000 shares of common stock of the Company representing 99% of the issued and outstanding shares of the Company to Purchaser in consideration for $75,000 paid by Purchaser.

SELLER’S OBLIGATION

On the closing date, the Seller will immediately prepare and file an amended Form B/D with the SEC, the NASD and all required states, indicating the net change in the ownership of the Company, and indicating that present management will stay in charge and assist Purchaser in preparing for a change of management when, as, and if, approved by the NASD.

Seller represents and warrants to Purchaser the following on the date hereof, which representations shall continue to be true on the closing date:

1.	The Company will prepare all necessary documentation to increase the authorized number of common shares of the Company to 200,000,000, $.01 par value from 10,000,000, $.01 par value
2.	Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York has all requisite corporate power and authority to own and operate its properties and to carry on business as now being conducted or as conducted in the past and is qualified to do business and is in good standing as a foreign corporation in each state or other jurisdiction in which the nature of its properties, assets or business requires such qualification and in which the failure to so qualify could have a material adverse effect on its business.
3.	The transactions contemplated by this Agreement have been duly authorized by the necessary corporate actions, including, approval by the Company's Board of Directors and Holders of a majority of the Stock
4.	Company is duly 1icensed as a broker/dealer with (i) the Securities and Exchange Commission, (ii) the National Association of Securities Dealers, (iii) the States as referenced in Exhibit A and (iv) SIPC (as defined below). The Company has all permits, licenses and authorizations required by any government authority or agency for the conduct of its current business. The Company is registered and in good standing with the Securities and Exchange Commission (SEC) as a broker-dea1er pursuant to the Securities Exchange Act of 1934 (the “1934 Act”) and each jurisdiction which requires such registration or qualification in connection with its business and is a Member in good standing of the NASD, the Securities Industry Protection Corporation (SIPC), and is currently registered to conduct business in the states as referenced in Exhibit A and has fully complied with such regulatory bodies and any other industry, government or trade organization required by law for the conduct of its present business. Seller represents that all of its tax filings are up to date.
5.	Company is operating in full compliance with the laws and the rules and regulations of the regulatory agencies having jurisdiction over it.
6.	The Shares of Common Stock are free and clear of any and all encumbrances. There are no other stock or stock equivalents issued or to be issued.
7.	The officer who is executing this Agreement on behalf of the Company is duly authorized to do so.

INDEMNIFICATION

The Seller shall indemnify and hold harmless the Purchaser with respect to all matters, which pursuant to the express terms of this Agreement above shall survive the closing. This indemnification shall include, without limitation, any claim, debt or liability whatsoever asserted against the Stock which arose prior to the closing, and sha1l include the Purchaser’s costs and attorney’s fees in defending any such claim. Seller will defend (at his cost) any actions that appear after closing for actions that are his responsibility.

NOTICES

A. This Agreement shall be enforced and interpreted in accordance with the terms and laws of the State of New York in Courts of the State of New York, which shall have jurisdiction hereunder. Personal service in any proceeding shall be made and accepted in the manner of giving of notice as below stated.

B. Any notices, demands, consent or other communications which may or shall be given one business day after the day sent by overnight courier service, in each case, addressed to the parties as below provided.

If to Purchaser at:	International Monetary Corp. 39 Broadway, Suite 720 New York, NY 10006

If to Seller at:	Legend Securities Inc. 39 Broadway, Suite 720 New York, NY 10006

C.     This Agreement may be executed in one or more counterparts, each of, which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

        IN WITNESS WHEREOF the parties have set their hands and seals this 22-day of August 22, 2001.

INTERNATIONAL MONETARY CORP.

By: /s/     Mark Sulavka

MARK SULAVKA

LEGEND SECURITIES, INC.

By: /s/     Salvatore Caruso

SALVATORE CARUSO